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                              TERMINATION AGREEMENT


     AGREEMENT made as of the 31st day of January, 1997 by and between The Caldor Corporation, a Delaware corporation with principal offices at 20 Glover Avenue, Norwalk, Connecticut 06856 (hereinafter referred to as "Caldor"), and Don R. Clarke, with a permanent residence located at 223 Marvin Ridge Road, New Canaan, Connecticut 06840 (hereinafter referred to as the "Employee").


                                   WlTNESSETH


     WHEREAS, Caldor and the Employee entered into that certain Second Amended And Restated Employment Agreement dated as of April 25, 1995 (the "Employment Agreement");

     WHEREAS, on September 18,1995, Caldor and several of its affiliates (collectively, with all of Caldor's other affiliates and subsidiaries, the "Company") each filed a voluntary petition for relief pursuant to chapter 11, Title 11, United States Code with the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court");

     WHEREAS, by order dated November 24, 1995, the Bankruptcy Court authorized the Company to implement an enhanced employee severance program (the "Enhanced Severance Program");

     WHEREAS, the Company and the Employee have held various discussions in connection with the amicable resolution of all claims the Employee has


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against the Company and the Company has against the Employee, and in order to reach agreement on the terms of the Employee's employment termination, have determined to enter into this Termination Agreement;

     NOW, THEREFORE, in consideration on the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

     1. Termination of Employment. The Employee's employment shall terminate effective as of January 31, 1997 (the "Effective Date"), subject to entry by the Bankruptcy Court of an order approving this Termination Agreement (the "Bankruptcy Court Order"). Such termination shall constitute termination of the Employment Agreement by the Company for its convenience (i.e. without cause).

     2. Entitlement to Severance Payment. The Company acknowledges that the Employee is entitled to participate in the Enhanced Severance Program and agrees to provide the Employee with the benefits available to him thereunder, except as modified by the following: (i) Employee shall be entitled to a single lump sum payment (the "Severance Payment") in the amount of $3.1 million in lieu of (x) the two payments to which the Employee is entitled under the Enhanced Severance Program and (y) the bonus payment to which the Employee otherwise would be entitled to under the Company's performance incentive program for fiscal year 1996 had he been employed with the Company on April 1, 1997; (ii) no portion of the Severance Payment shall be subject to mitigation; and (iii) the Severance Payment shall be made within five (5) days after entry of the Bankruptcy Court Order.


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     3. Entitlement to Additional Benefits. In addition to his entitlement to the Severance Payment, Employee shall be entitled to (i) a continuation through April 30, 1999 of the health and life insurance benefits available to him under the Employment Agreement as though Employee had not been terminated; (ii) an allowance of $22,750 per annum through April 30,1998, for expenses related to automobiles, financial planning and tax preparation; and (iii) all benefits accrued under any Company-sponsored retirement, profit sharing or pension plans pursuant to the terms of such plan.

     4. Obligations of Employee Post Termination.

        (a) The Employee agrees, as a condition to the performance by the Company of its obligations under this Termination Agreement, that during the period commencing on the Effective Date and continuing through and including January 31, 2000, he shall not, without the prior written approval of the Company's board of directors (the "Board"), directly or indirectly through any other person, firm or corporation, (i) engage or participate or make any financial investment in or become employed by or render advisory or other services to or for any person, firm or corporation, or in connection with any business enterprise, which is, directly or indirectly, or provides significant services or goods to, a Competitor (as such term is defined below) of the Company or (ii) solicit, entice or induce any such person who on the Effective Date is, or within the last three (3) months prior to the Effective Date was, an employee of the Company, to become employed by any person, firm or corporation, and the Employee shall not approach any such employee for such purpose or


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authorize or knowingly approve the taking of such actions by any other person.
Nothing herein contained, however, shall restrict the Employee from making any investments in any company whose stock is listed on a national securities exchange or actively traded in the over-the-counter market, so long as such investment does not give him the right to control or influence the policy decisions of any business or enterprise which is or might be, directly or indirectly, a supplier of, or in competition with any of the business operations or activities of, the Company. For the purposes hereof, a person, firm, corporation or other business enterprise shall be deemed to be in competition with the Company only if it (x) operates, or (y) intends to operate during any period that any activity described in this Paragraph 4(a) is restricted hereunder, a discount department store within a radius of 75 miles of any discount department store operated by the Company (herein referred to as a "Competitor").

        (b) Recognizing that the knowledge, information and relationship with customers, suppliers, and agents, and the knowledge of the Company's business methods, systems, plans and policies established, received or obtained by him as an employee of the Company, are valuable and unique assets of the respective businesses of the Company, the Employee agrees that he shall not at any time (otherwise than pursuant to his duties hereunder) disclose, without the prior approval of the Board, any such knowledge or information pertaining to the Company, its business, personnel or policies to any unauthorized person, firm, corporation or other entity, for any reason or purpose whatsoever. The provisions of this Paragraph 4(b) shall not apply to information which is or shall become generally known to the public or the trade


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(except by reason of the Employee's breach of his obligations hereunder), information which is or shall become available in trade or other publications, information known to the Employee prior to entering the employ of the Company, and information which the Employee is required to disclose by law or an order of a court of competent jurisdiction. If the Employee is required by law or a court order to disclose such information, he shall notify the Company of such requirement and provide the Company an opportunity (if the Company so elects) to contest such law or court order.

        (c) The Employee acknowledges that the services rendered and to be rendered by him are of a special, unique and extraordinary character and, in connection with such services, he has had and will continue to have access to confidential information vital to the Company's business. By reason of this, the Employee consents and agrees that if he violates any of the provisions of this Agreement with respect to diversion of the Company's customers or employees, or confidentiality, the Company would sustain irreparable harm and, therefore, in addition to any other remedies which the Company may have under this Agreement or otherwise, the Company shall be entitled to apply to any court of competent jurisdiction for an injunction restraining the Employee from committing or continuing any such violation of this Agreement, and the Employee shall not object to any such application.

        (d) The Employee agrees to cooperate with the Company in connection with any matters, litigation, or proceedings which may be pending or which at any time hereinafter may be brought which involve the Employee or in which the Employee has knowledge. The Company will compensate the Employee for any out-of-


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pocket expenses and reasonable attorneys' fees incurred in connection with such cooperation which are not covered or reimbursed by insurance.

     5. Restricted Stock. Employee shall relinquish and release all his rights, whether vested or non-vested, previously granted to him under any Company-sponsored restricted stock plan pursuant to the terms of such plan.

     6. Deductions and Withholding. The Employee agrees that the Company shall withhold from any and all payments required to be made to the Employee pursuant to this Termination Agreement, all federal, state, local and/or other taxes which the Company determines are required to be withheld in accordance with applicable statutes and/or regulations from time to time in effect.

     7. Indemnification. The Company agrees to indemnify and hold the Employee harmless from and against any and all losses, liabilities, damages, costs or expenses of any kind, including reasonable attorneys' fees (hereinafter collectively referred to as the "Indemnified Costs"), based upon or arising out of the Employee's service as an officer or director of the Company, in each case to the full extent that the Company has agreed to indemnify and hold the Employee harmless from and against Indemnified Costs arising out of the Employee's service as an officer or director of the Company pursuant to the terms and provisions contained in the Certificate of Incorporation and By-laws of the Company.

     8. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, to the other party hereto at his or its address as


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set forth at the beginning of this Termination Agreement. Either party may change the address to which notices, requests, demands and other communications hereunder shall be sent by sending written notice of such change of address to the other party.

     9. Assignability. Binding Effect and Survival. This Termination Agreement shall inure to the benefit of and shall be binding upon the heirs, executors, administrators, successors and legal representatives of the Employee, and shall inure to the benefit of and be binding upon the Company and its successors and assigns.

     10. Complete Understanding: Amendment. This Termination Agreement constitutes the complete understanding between the parties with respect to its subject matter. No statement, representation, warranty or covenant has been made by either party with respect thereto except as expressly set forth herein. This Termination Agreement shall not be clarified, altered, modified, amended or terminated except by written instrument signed by each of the parties hereto. The Termination Agreement shall be of no force or effect and shall not be binding upon the parties hereto unless and until the entry of the Bankruptcy Court Order. Except as otherwise provided herein, this Termination Agreement supersedes the Employment Agreement, which, upon the occurrence of the Effective Date and entry of the Bankruptcy Court Order, shall be terminated and of no further force or effect. Except as otherwise provided herein, Employee hereby waives any and all rights under the Employment Agreement, along with any and all claims against the Company with respect thereto, his employment by the Company and/or the termination thereof.


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     11. Governing Law. Except to the extent Connecticut law may be superseded by federal bankruptcy law, this Termination Agreement shall be governed by and construed in accordance with the laws of the Connecticut without giving effect to principles of conflicts of law.

     IN WITNESS WHEREOF, the parties hereto set their hands as of the date set forth above.

THE CALDOR CORPORATION
    By:  /s/ Dennis M. Lee                   /s/ Don R. Clarke
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         Dennis M. Lee                       Don R. Clarke
         Executive Vice President




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